EXHIBIT 10.80


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT is made and entered into this 27 day of May, 1998, by and between METROPOLIS, INC., a Kansas corporation, ("Buyer"), and GALACTICOMM TECHNOLOGIES, INC., a Florida company ("Seller").

                              PRELIMINARY STATEMENT

         The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business related to various games and add-ons modules for the MajorBBS 6.25 and WorldGroup software platforms, for the consideration set forth below, and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. PURCHASE AND SALE OF ASSETS.

         1.1 ASSETS. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer, convey, and assign to Buyer and Buyer shall purchase and accept from the Seller, the following properties, assets and other claims, rights and interests (collectively, the "Assets"):

         (a) all assets associated with the software modules (the "Software") listed in Exhibit 1.1 attached hereto;

         (b) a computer file containing a list, including contact information, of customers who have purchased the Software, including but not limited to all customers and prospective (collectively, the "Customers");

         (c) all rights and obligations of the Seller under any customer contracts and agreements existing on the Closing Date (collectively, the "Customer Contract Rights") that are related to the Software;

         (d) all rights and obligations of the Seller under any software licensing agreements related to the Software existing on the Closing Date (collectively, the "Software Contract Rights") subject to the approval of the licensor;

         (e) all rights and interest of Seller in and to the names (the "Names") listed in Exhibit 1.1, and all good will associated with the Names and the operation of Seller's business; and

         (f) except as specifically provided in Section 1.2 hereof, all other assets, personal property, claims, rights and interests of Seller which exist on the date hereof, of every kind and nature and description, whether tangible or intangible, personal or mixed.

         1.2 EXCLUDED ASSETS. Notwithstanding the provisions of Section 1.1, the assets to be transferred to Buyer under this Agreement shall not include any rights or interest in Seller's software development business.


2. PURCHASE PRICE OF ASSETS; ALLOCATION; AND OTHER TERMS.


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         2.1 PURCHASE PRICE. The purchase price for the Assets shall be a payment of ninety thousand dollars ($90,000) to Seller on the Closing Date by company check or wire transfer in accordance with the wishes of the Seller.

         2.2 OBLIGATIONS.

                  (a) ASSUMED BY BUYER. Buyer assumes and agrees to perform all of Seller's obligations arising after the date hereof with respect to the Assets and Customer and Software Contract Rights assigned hereunder. Except for such assumed obligations, Buyer shall not be responsible for any liabilities or obligations relating to events or operations of Seller's business occurring or arising on or prior to date hereof.

                  (b) TO BE SATISFIED BY SELLER. Seller shall be responsible for payment of all trade payables, accounts payable, utility payments, taxes and other operating expenses incurred on or prior to the Closing Date.

         2.3 ALLOCATION OF PURCHASE PRICE. Buyer and Seller agree that the Purchase Price shall be allocated to the Assets as set forth on Exhibit 2.3 to this Agreement.

3. CLOSING AND TRANSFER.

         3.1 DATE, TIME AND PLACE OF CLOSING. The consummation of the transactions contemplated hereby (the "Closing") shall be held at the offices of Metropolis, Inc. on _______________, 1998 (the "Closing Date") at 10:00 a.m. Kansas City time or at such other place, time or date as may be mutually agreed upon in writing by the parties hereto. All transactions contemplated in connection with the Agreement shall be considered to have taken place simultaneously, and no delivery or payment shall be considered to have been made until all steps required hereunder are completed.

         3.2 DELIVERIES BY THE SELLER. At the Closing, Seller shall deliver to the Buyer to following:

                      (a) A Bill of Sale and Assignment in the form set forth on Exhibit 3.2(a) attached hereto transferring to Buyer good and marketable title to and rights in the Assets as provided herein;
                      (b) Releases, in form satisfactory to Buyer, of all UCC financing statements affecting the Assets, if any;

                      (c) A CD-ROM containing source, documentation and executables for the Assets; (d) any required third-party consents; and (e) such other documents, instruments or certificates as the Buyer may reasonably request.

         3.3 DELIVERIES BY THE BUYER. At the Closing, Buyer shall deliver to the Seller the following:

                  (a)  the Purchase Price as set forth in Section 2 above; and
                  (b) such other documents, instruments or certificates as the Seller may reasonably request.

         3.4 TRANSFER OF ASSETS. Buyer shall be entitled to immediate possession of, and to exercise all

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rights arising under, the Assets from and after the time specified in Section
3.1 for the transfer of the Assets. Except as expressly provided in this Agreement, all profits, losses, liabilities, claims or injuries of any kind, or any damage or loss caused by fire, storm, flood, theft or other casualty or cause, arising before such transfer shall be solely to the benefit or the risk of Seller. All such occurrences after transfer shall be solely to the benefit or risk of Buyer.

         3.5 CLOSING COSTS. Buyer shall pay any fees and charges necessary to transfer software licenses or title to any other Assets to Buyer.


         3.6 DELIVERY AND POSSESSION. Seller shall deliver possession of the Assets to Buyer and Buyer shall be deemed the owner of such Assets and entitled to immediate possession thereof upon completion of the Closing.

         3.7 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at Buyer's request and without further considerations, Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other actions, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Assets, to put Buyer in actual possession and operation control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

         3.8 OTHER SOURCE. Seller shall continue to promptly deliver to Buyer source versions not available on the Closing Date, as they are located or become available to Seller. Seller shall make a good faith effort to find the missing source. The source code not available is defined in Exhibit 1.1).

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Buyer as follows:

         4.1 ORGANIZATION. Seller is a corporation, validly existing under the laws of the State of Florida, and has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         4.2 POWER AND AUTHORITY. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and (b) general principles of equity. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions or waivers, (x) violate any provision of law, rule or regulation to which Seller is subject, (y) violate any order, judgment or decree applicable to Seller, or (z) conflict with, or result in a breach or default under, any term or condition of the organizational documents of Seller or any agreement or other instrument to which Seller is a party or by which Seller may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummation of the transactions contemplated hereby.

         4.3 OWNERSHIP OF THE ASSETS. Seller is the true and lawful owner of the Assets, and has the right to sell and transfer to the Buyer good, clear, record and marketable title to the Assets. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all claims, liabilities, liens, pledges, charges, or

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encumbrances of any kind.

         4.4 LITIGATION. Seller is not a party to, or to Seller's best knowledge threatened with, and none of the Assets are subject to, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority relating to or affecting the Assets or the business or condition (financial or otherwise) of the Seller. Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority.

         4.5 INTANGIBLE PROPERTIES. None of the Assets are subject to any patent or patent application, copyright or copyright application, trademark or trademark application, or similar evidence of ownership or the right to limit the use thereof by any third party.

         4.6 TAX RETURNS. Seller has filed or will file with the appropriate government agencies all tax or information returns and tax reports required to be filed relating to the Assets, and Seller has fully paid or maintained adequate reserves for all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise or other taxes or fees, whether or not yet due.

         4.7 CONDITION OF THE SOFTWARE. The Software is being sold to the Buyer as is. However, the Seller will make Buyer aware of any known defect lists or issues that materially affect the operation or use of the Software. From time to time, as the Buyer reviews the software transferred, the Buyer may find code, batch files, executables or associated information needed for the compilation or operation of the Software. The Seller will in good faith try to find and transfer these assets to Buyer or assist Buyer in replacing these items, within reason.

5. REPRESENTATIONS AND WARRANTIES OF THE BUYER. Buyer hereby represents and warrants to Seller as follows:

         5.1 ORGANIZATION. Buyer is a corporation, validly existing and in good standing under the laws of the State of Kansas, and has the requisite organizational power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

         5.2 ORGANIZATIONAL POWER AND AUTHORITY. Buyer has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to (a) applicable bankruptcy, insolvency or other similar laws relating to creditor's rights generally, and (b) general principles of equity. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, subject to obtaining any required consents, approvals, authorizations, exemptions, or waivers, (x) violate any provision of law, rule or regulation to which Seller is subject, (y) violate any order, judgment or decree applicable to Buyer, or (z) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which Buyer is a party or by which Buyer may be bound; except in each case, for violations, conflicts, breaches or defaults which in the aggregate would not materially hinder or impair the consummations of the transactions contemplated hereby.

         5.3 CONSENTS. No consent, approval or authorization or exemption by, or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance by Buyer of this Agreement or the taking of any other action contemplated hereby.

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6.  INDEMNIFICATION.

         6.1 BY THE BUYER AND THE SELLER. Buyer and Seller hereby agree to indemnify and hold harmless the other party against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and reasonable amounts paid in investigation, defense and/or settlement of any of the foregoing), incurred or required to be paid by such indemnified party by reason of, or in connection with the following:

         (a) any breach by the indemnifying party of any representation or warranty in this Agreement;
         (b) any breach of a covenant, agreement or obligation of the indemnifying party contained in the Agreement or any other agreement, instrument or document contemplated by this Agreement; and
         (c) any misrepresentation contained in any statement, certificate or schedule furnished by the indemnifying party pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

         6.2 BY THE SELLER.

                  (a) FURTHER INDEMNIFICATION. Seller furthers agrees to indemnify and hold harmless Buyer from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, interest, penalties, reasonable attorneys' fees and reasonable amounts paid in investigation, defense and/or settlement of any of the foregoing), incurred or required to be paid by Buyer by reason of, or in connection with the following:

                      (1) any claims against, or liabilities or obligations of, Seller, or against the Assets, not specifically assumed by Buyer pursuant to this Agreement;
                      (2) any warranty claim or product liability claim relating to (i) products sold by the Seller prior to the date hereof, or (ii) Seller's business or operation prior to the date hereof; and
                      (3) any tax liabilities or obligations of Seller.

                  (b) SELLER'S RESPONSIBILITY. If any such claims, obligations or liabilities listed in Section 6.2(a) are presented to Buyer, Buyer shall forward such items to Seller and Seller shall be solely responsible for their resolution.

7. BEST EFFORTS TO OBTAIN SATISFACTION OF CONDITIONS. Seller and Buyer covenant and agree to use their best efforts to obtain the satisfaction of the conditions specified in this Agreement.

8. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Buyer:

         8.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF SELLER; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of Seller shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. Seller shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

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         8.2 GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS AND APPROVALS. Seller
shall have received all requisite consents and approvals of all third parties whose consent or approval is required (including any governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorizations or approval of which is necessary under any applicable law, rule, order or regulation) for the consummation by Seller of the transactions contemplated by this Agreement.

         8.3 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of buyer to own or use the Assets after the Closing.

         8.4 THE ASSETS. At the Closing, Buyer shall receive good, clear, record and marketable title to the Assets, free and clear of all liens, liabilities, security interests and encumbrances of any nature whatsoever.

         8.5 CLOSING DELIVERIES. At or prior to Closing, Buyer shall have received all documents and consents required to be delivered by Seller pursuant to this Agreement.

         8.6 SATISFACTORY DUE DILIGENCE. Buyer shall have conducted such due diligence as Buyer shall have deemed necessary and that the results of such due diligence examination are acceptable to Buyer in its sole discretion.

9. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of Seller:

         9.1 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for any changes consented to in writing by Seller. The Buyer shall have performed and complied with all terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         9.2 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of Buyer to authorize or carry out this Agreement shall have been taken.

         9.3 GOVERNMENTAL AND THIRD PARTY CONSENTS AND APPROVALS. Buyer shall have received all requisite consents and approvals of all third parties whose consent or approval is required (including any governmental agencies, departments, bureaus, commissions or similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation) for the consummation by Buyer of the transactions contemplated by this Agreement.

         9.4 CLOSING DELIVERIES. Seller shall have received at or prior to Closing all documents and deliveries required from Buyer pursuant to Section 3.3 hereof.

10. SURVIVAL OF REPRESENTATIONS; CLAIMS FOR INDEMNIFICATION. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the seventh anniversary of the date hereof, except for claims, if any, asserted in writing prior to such seventh anniversary, which shall survive until finally resolved and satisfied in full. All such claims and actions for indemnity pursuant to this Agreement for breach of any

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representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such 7-year period.

11. POST-CLOSING AGREEMENTS.

         11.1 NON-COMPETITION AGREEMENT.

                  (a) For a period of five (5) years after the Closing Date, Seller shall not engage in any business or operation competitive with the Software (as listed in Exhibit 1.1) as conducted on the date hereof in the geographic area where such Software is sold, except for the games "Blackjack", "Poker", "Roulette", "Super Lotto" and "Lotto", which it may develop similar products for a single customer, but not for mass distribution.

                  (b) The parties hereto agree that the duration and geographic scope of the non-competition provision set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render in unenforceable. Seller agrees that damages are an inadequate remedy for any breach of this provision and that Buyer shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or security upon any actual or threatened breach of this non-competition provision.

12. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, overnight express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

To the Seller:

Galacticomm Technologies, Inc.
Yannick Tessier
4101 SW 47th Avenue, Suite 101
Ft. Lauderdale, FL 33314

To the Buyer:

Metropolis, Inc.
c/o Multi Service Inc.
8650 College Boulevard
Overland Park, KS  66210

         Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally; or (b) three business days after being sent, if sent by registered or certified mail.

15. EXPENSES. Except as otherwise expressly provided herein, the Buyer and Seller shall each pay their own expenses in connection with preparation of this Agreement and the transactions contemplated hereby.

16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties

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hereto and their respective successors and assigns, PROVIDED, HOWEVER, no assignment by Seller shall release Seller from any obligation or liability under this Agreement.

17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.

18. AMENDMENTS. No supplement, modification or waiver of this Agreement shall be binding unless in writing and signed by both parties.

19. WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof.

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

21. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

22. SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

23. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. PUBLIC ANNOUNCEMENTS. Seller and any of its respective employees, agents, or affiliates, shall make no public announcement or other disclosure with respect to this Agreement or the transactions contemplated hereby without prior review of and consent to such disclosure by the Buyer.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                            BUYER:

                                            METROPOLIS, INC.


                                            By: /s/ C. E. COMBEST
                                                -------------------------------

                                            Name: C. E. Combest

                                            Title: Pres.


                                            SELLER:

                                            GALACTICOMM TECHNOLOGIES, INC.


                                            By: /s/ Yannick Tessier
                                                -------------------------------

                                            Name: Yannick Tessier

                                            Title: President

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EXHIBIT 3.2(a)

                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT, is given this 27 day of May, 1998 from GALACTICOMM TECHNOLOGIES, INC., a Florida corporation ("Seller") to METROPOLIS, INC., a Kansas corporation ("Buyer").

         WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated as of May 27, 1998 ("the Agreement"), pursuant to which Seller has agreed to sell, convey, transfer and assign to Buyer the Assets described therein; and

         WHEREAS, in performance of its obligations pursuant to Section 3.2 of the Agreement, Seller desires to execute and deliver this Bill of Sale and Assignment to Buyer to transfer good and marketable title to and rights in the Assets to Buyer.

         NOW, THEREFORE, for and in consideration of payment of the purchase price in accordance with the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby grants, sells, conveys, assigns, transfers and delivers to Buyer all of its right, title and interest in the Assets unto Buyer and its successors and assigns forever. Seller hereby represents and warrants that it is the lawful owner of the Assets with the free and unrestricted right to sell the Assets, and that said Assets are free and clear of any mortgage, lien, charge or other encumbrance of any nature whatsoever. Seller hereby covenants and binds itself, and its legal representatives, successors and assigns to forever warrant and defend the title to the Assets unto Buyer, and its legal representative, successors and assigns, against every person whomsoever making any claim to or against the Assets or any part thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Bill of Sale and Assignment as of the date first above written.

                                                     By: /s/ Yannick Tessier
                                                         ----------------------
                                                     Name: Yannick Tessier
                                                     Title: President

                       SOFTWARE RESELLER LICENSE AGREEMENT

AGREEMENT made this 27 day of May, 1998 by and between METROPLIS, INC. ("Metropolis"), a Kansas corporation, and GALACTICOMM TECHNOLOGIES, INC. ("Galacticomm"), a Florida corporation.

Galacticomm has developed some computer programs, known as WorldGroup, ActiBase and WebCast, which it desires to license to Metropolis for the purposes of distribution and marketing. In consideration of the mutual promises contained herein, it is hereby agreed as follows:

1. THE PRODUCTS. Galacticomm has developed some computer programs, known as WorldGroup, Actibase and Webcast, along with various add-ons, developer kits and documentation (hereinafter, the "Products"). Galacticomm wishes to grant a reseller's license to Metropolis for the Products, and Metropolis desires to be a value-added reseller ("VAR") of the Products.

2. PRICING. Metropolis will purchase the Products from Galacticomm at the "Platinum" VAR pricing level, the most favorable VAR pricing level offered by Galacticomm. At the time of the signing of this agreement, that pricing level is equivalent to 55% of retail.

3. FAVORED STATUS. Galacticomm agrees to offer the Products to Metropolis at an equal to or better discount than other Platinum VARs. Metropolis agrees to promote the Galacticomm platforms at a level equal to or better than other platforms when reselling online software to its customers. Galacticomm will place links to Metropolis on the Galacticomm website promoting Metropolis' entertainment software and Metropolis will reciprocate.

4. UP-FRONT PURCHASE. At the time of the signing of this Agreement, Metropolis will purchase thirty-five thousand dollars ($35,000) of net value of the Products. Net value is determined at the Platinum VAR pricing level.

5. MINIMUM PURCHASE COMMITMENT. Metropolis will commit to a minimum purchase level of six thousand, two hundred and fifty dollars ($6,250) per quarter (starting with the 3rd quarter of 1998) of Products at net value.

6. REPRESENTATIONS AND WARRANTIES. Galacticomm represents and warrants that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the Products that are necessary to market, distribute and license the Products. Galacticomm has the unrestricted right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the Products.

7. TERM. This Agreement shall continue in full force and effect for two (2) years from the date this Agreement was entered into and will thereafter automatically be renewed for additional periods of one (1) year. Prior to the end of the initial term (or of any successive renewal term) of the Agreement, this Agreement may be cancelled by thirty (30) days written notice by either party to the other.

Florida law will govern this agreement. If any provision of this Agreement is found to be invalid then the offending provision will be severed from this Agreement and the remaining provisions will be enforceable.

Metropolis, Inc.                                     Galacticomm, Inc.


By: /s/ Christopher E. Combest                       By: /s/ Yannick Tessier
    --------------------------                           ----------------------

Name:  Christopher E. Combest                        Name: Yannick Tessier
Title:  President                                    Title: President

Date: 5-27-98                                        Date: May 27, 1998

                           SOFTWARE LICENSE AGREEMENT

AGREEMENT made this 27 day of May, 1998 by and between METROPLIS, INC. ("Metropolis"), a Kansas corporation, and GALACTICOMM TECHNOLOGIES, INC. ("Galacticomm"), a Florida corporation.

Galacticomm has developed some computer programs, known as WorldGroup v1.0 and v2.0, MajorBBS v6.25 and Worldlink, which it desires to license to Metropolis for its internal use in the operation of online services. Metropolis is a Platinum level value-added reseller of Galacticomm products. In consideration of the mutual promises contained herein, it is hereby agreed as follows:

1. THE PRODUCTS. Galacticomm has developed some computer programs, known as WorldGroup v1.0 and v2.0 and MajorBBS v6.25 (the "Products") and Worldlink (the "Hub"). Galacticomm hereby grants a perpetual source license (excluding the Galacticomm Software Breakthrough Library and the Galacticomm activation code schemes) to Metropolis for the Products and a right-to-use license for the Hub. Metropolis agrees to use these licenses only for the internal operation of its online services.

2. PRICING. Metropolis will pay ten dollars ($10) for these licenses.

3. REPRESENTATIONS AND WARRANTIES. Galacticomm represents and warrants that it has all necessary rights in and to all copyrights, patents and other proprietary rights associated with the Products and the Hub that are necessary to distribute and license the Products and the Hub. Galacticomm has the unrestricted right and authority to enter into this Agreement and to grant the rights and licenses hereunder with respect to the Products and Hub.

Florida law will govern this agreement.

If any provision of this Agreement is found to be invalid then the offending provision will be severed from this Agreement and the remaining provisions will be enforceable.


Metropolis, Inc.                             Galacticomm, Inc.


By: /s/ Christopher E. Combest               By: /s/ Yannick Tessier
    --------------------------                   ------------------------------

Name:  Christopher E. Combest                Name: Yannick Tessier
Title:  President                            Title: President

Date: 5-27-98                                Date: May 27, 1998

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

EXHIBIT 1.1


GAMES AND ENTERTAINMENT ADD-ONS

                                                     Source Availability
Product Name                        6.25             WG2.0             WG3.0            WG3.1
===================                 =====            =====             =====            =====
Log Master                          m                x                 x
BBS Listing                         m                x
CC Manager                          m                x
Global Actions                      m                x                 x
900 Software                        m                x                                  x
Syseasy                             m                x                 x
PQM A/A                             m                x                 x
Wakeup A/A                          m                x                 x
Entertainment Collection            m                x                 x
         Includes: Entertainment Teleconference, Androids, Teleconference Blackjack, Teleconference
         Tingo, Teleconference Poker, Super Lotto and Supernova.
Backgammon                          m                x                                  x
Checkers                            m                x                 x
Chess                               m                x                                  x
Othello                             m                x                 x
Cross-wordz                         m                x                                  x
Jumble                              m                x                 x
Trivia                              m                x                 x
Blackjack                           m                x                                  x
Poker                               m                x                 x
Cribbage                            m                x                 x
Master of Minds                     m                x                 x
Wheel of Fame                       m                x                 x
World Domination                    m                x                 x
Roulette                            m                x
Mutants                             m                x                 x
PacDude A/A                         m                x                 x
BBSopoly                            m                x
Instant Lotto                       m
MicroMind                           m                x
Mouse Trap                          m                x
System Sentinel                     m                x

Note:    An "x" indicates the source is available for transfer at the time of Closing.
         An "m" indicates the source is missing and Seller will make its best efforts to find it, or the source is not available at the time of
         Closing, but will be transferred at Seller's earliest convenience.
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